UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Party City Holdco Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the four matters set forth below were submitted to votes of the Company’s stockholders.

1.	Election of Directors—The Company’s stockholders elected the following three nominees as directors for three-year terms expiring at the 2019 annual meeting of stockholders: Todd M. Abbrecht, Jefferson M. Case and Lisa K. Klinger. The number of votes cast for and withheld for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Todd M. Abbrecht	96,918,898	12,452,826	1,648,576
Jefferson M. Case	99,923,584	9,448,140	1,648,576
Lisa K. Klinger	108,353,599	1,018,125	1,648,576

2.	Advisory Vote on Named Executive Officer Compensation—The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers (the “say-on-pay proposal”). The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstentions	Broker Non-Votes
109,095,822	217,885	58,017	1,648,576

3.	Advisory Vote on Frequency of Executive Compensation Votes—The stockholders approved, on an advisory basis, the frequency of the say-on-pay proposal in the future. The number of votes cast for 1 Year, 2 Years and 3 Years, as well as the number of abstentions, were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
14,462,699	1,211,664	93,621,247	76,114	1,648,576

4.	Ratification of Appointment of Independent Registered Public Accounting Firm—The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstentions
110,918,207	41,950	60,143

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: June 21, 2016	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

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